UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2026
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 4th Avenue S, Suite 400
Seattle, Washington 98108
(Address of principal executive offices, including zip code)

(855) 727 - 9079
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	TRUP	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On April 22, 2026, Max Brodén, a member of the Board of Directors (the “Board”) of Trupanion, Inc. (“Trupanion”, “we”, and “our”), notified Trupanion that he will not stand for re-election at the upcoming Annual Stockholders’ Meeting to be held at 9 am Pacific Time on June 10, 2026 (“2026 Annual Meeting”). Mr. Brodén decision not to stand for re-election was for personal reasons and not a result of any disagreement with Trupanion or the Board. Mr. Brodén has indicated his intention to continue to serve as a director of Trupanion until the 2026 Annual Meeting. Mr. Brodén's departure from the Board of Directors does not impact the strategic partnership between Aflac and Trupanion; Aflac remains committed to the partnership and continues to be a supportive, aligned shareholder.

Item 7.01     Regulation FD Disclosure

On April 27, 2026, Trupanion filed its 2025 Annual Report, which includes a letter to shareholders (the “Shareholder Letter”).
The information in this Current Report is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). The information contained herein shall not be deemed incorporated by reference in any registration statement or other document filed with the Securities and Exchange Commission by Trupanion, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Fawwad Qureshi
Name: Fawwad Qureshi
Title: Chief Financial Officer
Date: April 27, 2026